SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)of the Securities Exchange Act of 1934

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PremierWest Bancorp
(Name of Registrant as Specified in Its Charter)

___________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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PremierWest Bancorp

NOTICE OF ANNUAL MEETING

AND PROXY STATEMENT

MAY 23, 2002

PREMIERWEST BANCORP

503 Airport Road
Medford, Oregon 97504

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD May 23, 2002

To the shareholders of PremierWest Bancorp:

        Notice is hereby given that the annual meeting of shareholders of PremierWest Bancorp will be held at the Rogue Valley Country Club located at 2660 Hillcrest Road, Medford, Oregon, on Thursday, May 23, 2002, at 1:30 p.m. for the following purposes:

    To elect fifteen (15) directors to serve one-year terms or until their successors are duly elected and qualified; and
    To approve the 2002 PremierWest Bancorp Stock Option Plan; and
    To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

        Only shareholders of record at the close of business on April 2, 2002 are entitled to vote at the meeting or any adjournments thereof.

        Further information regarding voting rights and the business to be transacted at the meeting is given in the accompanying proxy statement. The officers and personnel, who serve you, genuinely appreciate your continued interest in the affairs of PremierWest Bancorp, its growth and development.

April 15, 2002                                                                                              BY ORDER OF THE BOARD OF DIRECTORS

/s/ Richard R. Hieb

Richard R. Hieb
Executive Vice President
Secretary

YOUR VOTE IS IMPORTANT

You are cordially invited to attend the meeting. It is important that your shares be represented regardless of the number you own. Even if you plan to be present, you are urged to complete, sign, date and promptly return the attached proxy using the envelope provided. If you attend the meeting and you are the record holder of your shares, you may vote either in person or by your proxy. If you are the record holder of your shares, any proxy given may be revoked by you in writing or in person at any time prior to the exercise thereof. Attendance at the meeting will not, of itself, revoke a previously given proxy.

PREMIERWEST BANCORP

503 Airport Road
Medford, Oregon 97504

PROXY STATEMENT

        This proxy statement is being furnished in connection with the solicitation by the Board of Directors of PremierWest Bancorp of proxies to be used at the annual meeting of shareholders scheduled for May 23, 2002. This proxy statement and the enclosed form of proxy are being mailed to shareholders on or about April 15, 2002, together with our 2001 Annual Report to Shareholders.

        Only the holders of common stock as shown on our records as of April 2, 2002, are entitled to notice of, and to vote at, the meeting. A quorum for the purpose of transacting business requires the presence, in person or by proxy, of the holders of a majority of the outstanding shares. An abstention from a given matter will not affect the presence of the shares as to determination of a quorum. At the close of business on April 2, 2002, there were 10,964,339 shares of common stock issued and outstanding, with each share being entitled to one vote. In the election of directors, each share is entitled to one vote for each director position to be filled, and shareholders may not accumulate votes.

        The Board of Directors is soliciting proxies in the form enclosed. Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote. A proxy may be revoked by a holder of record prior to its exercise at the meeting by presenting a proxy bearing a later date or submitting a written revocation to Richard R. Hieb, Executive Vice President & Corporate Secretary, at PremierWest Bancorp, PO Box 40, 503 Airport Road, Medford, Oregon 97501, prior to commencement of the meeting, or by oral request or submission of such an instrument of revocation at the meeting, if the shareholder is present at the meeting. However, a shareholder who attends the meeting need not revoke his or her proxy and vote in person unless he or she wishes to do so. Attendance at the meeting will not, of itself, revoke a proxy.

        If your shares are held by a broker, bank or other nominee (in "street name"), you must give voting instructions to that nominee. If your shares are held in street name, you must contact the nominee holder of the shares to revoke a proxy or to change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held in street name.

        If a proxy in the form enclosed is executed and returned, the shares represented will be voted according to your instructions. If no instructions are given, the proxy will be voted FOR the election of the nominees for directors, FOR approval of the 2002 PremierWest Bancorp Stock Option Plan, and in the proxy holder's discretion on any other matters that may properly come before the shareholders at the meeting.

        PremierWest Bancorp will bear the cost of this proxy solicitation. We do not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy material to principals and obtaining their proxies. In addition to solicitation of proxies by mail, we may also use officers and regular employees to solicit proxies from shareholders, either in person or by telephone, fax, or letter, without extra compensation.

BUSINESS OF THE MEETING

        The following matters will be presented for shareholder action at the annual meeting:

Proposal 1

Election of Directors

Nominees

        The following persons have been nominated to serve terms expiring with the 2003 Annual Meeting of Shareholders and until their successors have been elected and qualified. All fifteen (15) nominees presently serve as Directors of PremierWest Bancorp or its subsidiary PremierWest Bank.

Name of Nominee

John L. Anhorn
Richard R. Hieb
John A. Duke
Thomas Becker
Don L. Hilton
Dennis N. Hoffbuhr
Patrick G. Huycke
Pete Martini
James L. Patterson
Rickar D. Watkins
Jeffrey Chamberlain
David A. Emmett
Brian Pargeter
Norman Fiock
Richard K. Karchmer

        It is the intention of the persons named in the proxy to vote FOR the election of the nominees listed above. If any nominee is not available for election, the proxy will be voted by the individuals named in the proxy for such substitute nominee as the Board of Directors may designate. Management has no reason to believe any nominee will be unavailable.

        The Board of Directors of Bancorp has established the number of Directors at fifteen (15), as provided in the by-laws. All of the Directors of Bancorp also serve as Directors of PremierWest Bank.

        During 2001 the sole business activity of Bancorp related to the operation of its wholly owned subsidiary, PremierWest Bank. The Board of Directors held 12 meetings during 2001. All directors nominated attended at least seventy-five (75) percent of the total number of meetings held in 2001.

Information Regarding Directors and Executive Officers

       Directors

        John L. Anhorn, age 59, has served as a Director and the President & Chief Executive Officer of PremierWest Bancorp since its inception in 1999, and its predecessor, Bank of Southern Oregon, since May 1998. Mr. Anhorn also serves as a Director and the President & Chief Executive Officer of PremierWest Bancorp's subsidiary PremierWest Bank. Mr. Anhorn previously served as President of Western Bank until April 1997, when Western Bank was acquired by Washington Mutual Bank. Mr. Anhorn has over thirty-five (35) years experience in the banking industry.

        Richard R. Hieb, age 57, has served as Executive Vice President & Chief Operating Officer and Secretary of PremierWest Bancorp since its inception in 1999 and of its predecessor, Bank of Southern Oregon since May 1998. Mr. Hieb also serves as a Director and the Executive Vice President & Chief Operating Officer of PremierWest Bank. Previous to his employment with PremierWest Mr. Hieb was Executive Vice President & Chief Administrative Officer of Western Bank, until April 1997, when it was acquired by Washington Mutual Bank. Mr. Hieb has in excess of thirty-five (35) years experience in the banking industry.

        Thomas Becker, age 50, has served as a Director of PremierWest Bancorp since May 2000, prior to which he was a Director of United Bancorp, which was acquired though a merger with PremierWest Bancorp. Mr. Becker has served as Executive Director of the Rogue Valley Manor, a continuing care retirement community in Medford, Oregon since 1978. In 1990, he became the Chief Executive Officer of Pacific Retirement Services, Inc., the parent corporation of 28 organizations providing housing and related services to over 3,000 seniors in Oregon, California and Texas. Mr. Becker also serves as a Director of Lithia Motors, Inc., a public corporation headquartered in Medford, Oregon.

        John A. Duke, age 63, has served as a Director of PremierWest Bancorp since its inception in 1999, and its predecessor, Bank of Southern Oregon, since its organization in 1990. Mr. Duke also served as a Director for Jefferson State Bank, Medford, Oregon, until it was acquired by First Interstate Bank. Mr. Duke is the owner of Superior Athletic Clubs, Medford, Oregon and is a self-employed investment manager.

        Don L. Hilton, age 65, served as a director of Timberline Bancshares from 1991 and Timberline Community Bank from 1981 until the completion of the merger with PremierWest Bancorp in April 2001, at which time he joined PremierWest Bancorp as a Director. Previous to 2000 Mr. Hilton was Director of Dealer Development - North America for Sundowner Trailers, a manufacturer of horse and livestock trailers.

        Dennis N. Hoffbuhr, age 53, has served as a Director of PremierWest Bancorp since its inception in 1999, and its predecessor, Bank of Southern Oregon, since its formation in 1990. Mr. Hoffbuhr is the owner and President of Hoffbuhr and Associates, Inc., a land surveying and land use planning firm in Medford, Oregon. Mr. Hoffbuhr is a registered land surveyor certified by the Oregon State Board of Engineering Examiners.

        Patrick G. Huycke, age 52, has served as a Director of PremierWest Bancorp since its inception in 1999, and its predecessor, Bank of Southern Oregon, since 1994. Mr. Huycke is an attorney with Huycke, Maulding, O'Connor & Jarvis, LLP. Mr. Huycke received his law degree from Willamette University and has practiced law for 23 years.

        Pete Martini, age 58, has served as a Director of PremierWest Bancorp since May 2000. Prior to May 2000 Mr. Martini served as a Director of United Bancorp and its subsidiary Douglas National Bank from 1993 until its merger with PremierWest Bancorp. Mr. Martini is President of Elk River Enterprises, a wood-products manufacturer.

        James L. Patterson, age 62, has served as a Director of PremierWest Bancorp since its inception and its predecessor, Bank of Southern Oregon, since 1999. Mr. Patterson retired from Pacific Power & Light with thirty-four (34) years of service. He is a self-employed business consultant.

        Rickar D. Watkins, age 55, has served as a Director of PremierWest Bancorp since May 2000. Prior to May 2000 Mr. Watkins served as a Director of United Bancorp and its subsidiary Douglas National Bank from 1993 until its merger with PremierWest Bancorp. Mr. Watkins is the President of a medical supply company he founded in 1974.

        Jeffrey L. Chamberlain, age 57, has served as a Director of PremierWest Bank and its predecessor Bank of Southern Oregon since its inception in 1990. Mr. Chamberlain was appointed as a Director of PremierWest Bancorp in March 2002. Mr. Chamberlain is a Real Estate Developer.

        Richard K. Karchmer, age 59, has served as a Director of PremierWest Bank and its predecessor, Bank of Southern Oregon since 1990. Mr. Karchmer was appointed as a Director of PremierWest Bancorp in March 2002. Mr. Karchmer is a practicing Oncologist with Hematology Oncology Associates P.C. in Medford, Oregon.

        Brian Pargeter, age 59, has served as a Director of PremierWest Bank since May of 2000. Mr. Pargeter previously served as a Director of Douglas National Bank and its parent company United Bancorp until its merger with and into PremierWest Bancorp. Mr. Pargeter was appointed as a Director of PremierWest Bancorp in March 2002. Mr. Pargeter is President of Umpqua Insurance Agency.

        Norman Fiock, age 77, has served as a Director of PremierWest Bank since April 2001. Mr. Fiock previously served as a Director of Timberline Bancshares and its subsidiary Timberline Bank until they were acquired through a merger with PremierWest Bank. Mr. Fiock was appointed as a Director of PremierWest Bancorp in March 2002. Mr. Fiock is a retired rancher.

9;         David Emmett, age 60, has served as a Director of PremierWest Bank since May 2000. Mr. Emmett previously served as a Director of Douglas National Bank and its parent United Bancorp until its merger with and into PremierWest Bancorp. Mr. Emmett was appointed as a Director of PremierWest Bancorp in March 2002. Mr. Emmett is a Certified Public Accountant.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

        The following table sets forth the shares of PremierWest Bancorp common stock beneficially owned as of April 2, 2002, by each director and each named executive officer, the director and executive officers as a group and those persons known to beneficially own more than 5% of PremierWest Bancorp's common stock:

Name	Position	Number of Shares Beneficially Owned (1)	Notes	Percent of Class

John Duke	Director	853,266	(2)	7.86%
Don Hilton	Director	220,248	(3)	2.03%
Norman Fiock	Director	201,808	(4)	1.86%
Patrick Huycke	Director	156,044	(5)	1.44%
Jeffrey Chamberlain	Director	105,335	(6)	*
Richard Karchmer	Director	77,212	(7)	*
Pete Martini	Director	55,260	(8)	*
Thomas Becker	Director	50,443	(9)	*
Dennis Hoffbuhr	Director	91,045	(10)	*
Rick Watkins	Director	47,401	(11)	*
John Anhorn	Director & CEO	87,887	(12)	*
Brian Pargeter	Director	35,922	(13)	*
Richard Hieb	Director & COO	75,283	(14)	*
James Patterson	Director	4,167	(15)	*
David Emmett	Director	11,725	(16)	*

Total Directors & Executive Officers		1,918,610		17.38%

*	Less than 1.0%
(1)	Shares held directly with sole voting and investment power, unless otherwise indicated
(2)	Includes 810,844 shares held in Trust and 41,099 held in PremierWest 401K Plan of which Mr. Duke is a trustee.
(3)	Includes 215,800 shares held in Trust and 4,448 shares held as custodian for children.
(4)	Includes 201,808 shares held in Trust.
(5)	Includes 1,050 shares held in a 401K Plan, 99,277 held in a Profit Sharing Trust Plan and 41,099 shares held in the PremierWest 401K Plan of which Mr. Huycke is a Trustee.
(6)	Includes 15,031 shares held by his spouse, 56,095 shares held by his immediate family and 6,300 shares subject to options exercisable within sixty (60) days.
(7)	Includes 6,300 shares subject to options exercisable within sixty (60) days.
(8)	Includes 3,234 shares held in a Corporation controlled by Mr. Martini.
(9)	Includes 16,556 shares subject to options exercisable within sixty (60) days.
(10)	Includes 210 shares held by Mr. Hoffbuhr's spouse, 6,300 shares subject exercisable within sixty (60) days and 41,099 shares held in the PremierWest 401K Plan of which Mr. Hoffbuhr is a Trustee.
(11)	Includes 1,000 shares held in an IRA, 14,278 shares held in Trust and 24,834 shares subject to options exercisable within sixty (60) days.
(12)	Includes 6,174 shares held in a 401K Plan, 23,625 shares subject to options exercisable within sixty (60) days, and 41,099 shares held in the PremierWest 401K Plan of which Mr. Anhorn is a Trustee.
(13)	Includes 24,873 shares held by Mr. Pargeter's spouse.
(14)

Includes 11,210 shares held in an IRA, 4,074 shares held in a 401K Plan, 18,900 subject to options exercisable within sixty (60) days, and 41,099 shares held in the PremierWest 401K Plan of which Mr. Hieb is a Trustee.

(15)	Includes 4,117 shares held in an IRA.
(16)	Includes 2,000 shares held in an IRA, and 8,691 held in E.T. Investments an entity Mr. Emmett controls.

DIRECTOR COMPENSATION

        Each non-employee director of Bancorp received a fee of $300 per month in 2001. Mr. Chamberlain, Mr. Karchmer, Mr. Emmett, Mr. Fiock and Mr. Pargeter were not appointed to Bancorp's Board of Directors until March 2002. Mr. Anhorn and Mr. Hieb do not receive additional compensation for service on the Board or any of its committees. No stock option grants were made to any of the Directors during 2001.

COMMITTEES OF THE BOARD

        Bancorp maintains three standing committees, an Audit Committee, Compensation Committee and Executive Committee.

        The Audit Committee meets with our independent auditors to plan for and review the annual audit reports. The audit committee meets quarterly and is responsible for overseeing the internal controls of the company and the financial reporting process.  The members of the Audit committee are Directors James L. Patterson (Chairman), Dave Emmett (Vice Chairman), Brian Pargeter and Thomas Becker. Each member of the Audit committee is independent, as independence is defined under Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Board has adopted an Audit committee charter, which provides that employees of the company are not eligible to serve on the audit committee. The charter further provides that at least one member shall have had past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. The Board believes that each of the current members of the audit committee has employment experience that provides them with appropriate financial sophistication to serve on the audit committee.

        The Compensation committee is charged with ensuring PremierWest's compensation policy aligns the interest of management with those of shareholders.

        Members of the Compensation committee include John Duke (Chairman), James Patterson, Patrick Huycke, Pete Martini, John Anhorn and Rich Hieb. Mr. Anhorn and Mr. Hieb do not participate or vote on matters addressing their own compensation.

        The Executive Committee meets on a monthly basis and oversees Bancorp's planning strategies. The results of the meetings are reviewed with the entire Board of Directors. The committee consists of John Duke (Chairman), Patrick Huycke, Pete Martini, John Anhorn and Richard Hieb.

Executive Compensation

        The following table shows compensation for services in all capacities for the fiscal years ended December 31, 2001, 2000, and 1999 for the President and Chief Executive Officer and any other executive officer that received compensation in excess of $100,000 during 2001, including salary and bonus.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus (1)	Securities Underlying Options	All Other Compensation
John L. Anhorn, President and Chief Executive Officer	2001	$180,000	$52,000	-	$6,730 (2)
	2000	$165,000	$32,000	-	$7,491 (2)
	1999	$152,000	$20,000	-	$7,100 (2)
Richard R. Hieb, Executive Vice President, Chief Operating Officer and Secretary	2001	$130,000	$27,500	-	$4,530 (2)
	2000	$115,000	$27,500	-	$4,553 (2)
	1999	$110,000	$15,000	-	$3,553 (2)

(1) Includes amounts deferred at the election of the named executive officers pursuant to the 401(k) Plan of PremierWest.
(2) Represents matching contributions of PremierWest under its 401(k) plan, Country Club membership and use of Company owned automobile.

Executive Compensation Plans and Agreements

        Employment and Change of Control Agreements

        PremierWest has an employment agreement with John Anhorn to serve as President and Chief Executive Officer. The term of the employment agreement is indefinite, and Mr. Anhorn's service is terminable at any time by PremierWest with or without cause. The employment agreement provides for an annual salary and other benefits, including health insurance coverage, paid vacation, participation in incentive compensation and 401(k) plans, use of a bank-owned vehicle, term life insurance, disability insurance and paid membership in a country club.

        The employment agreement also grants to Mr. Anhorn an option to acquire 75,000 shares of PremierWest common stock, which may be increased based on subsequent changes in the common stock of PremierWest Bancorp as a result of stock splits or stock dividends. If a change in control occurs before Mr. Anhorn completes 3 years of service, one half of the 75,000-share option becomes immediately exercisable. The entire option becomes immediately exercisable if a change in control occurs after 3 years. If Mr. Anhorn is terminated without cause, or if he terminates his service for cause, he will be entitled to severance in an amount equal to one year of his current base salary. If a change in control occurs, the severance payment will be reduced by any amounts he receives through ordinary compensation, non-competition payments or other benefits payable by the acquiring company.

        The agreement also provides that Mr. Anhorn may not compete with PremierWest for a period of two years if he is terminated for cause or if he terminates his service without cause, provided PremierWest continues to pay Mr. Anhorn's annual salary for 2 years and maintains continued health insurance coverage until age 65.

        PremierWest has an employment agreement with Richard Hieb to serve as Chief Operating Officer. The terms of Mr. Hieb's employment agreement are largely identical to those in Mr. Anhorn's employment agreement, except that his stock option grant gives him the right to acquire 60,000 shares, and his non-compete period is one year.

        PremierWest has entered into change of control agreements with Tammy Glass, Robert A. Johnson, Ronald T. DeLude, Tom Anderson, Jim Early, John Linton and Bruce McKee, providing for severance payments if that person is terminated (without cause) within one year following a change of control.

Stock Option Plan

          PremierWest Bancorp assumed the Bank of Southern Oregon 1992 Combined Incentive and Non-Qualified Stock Option Plan and the United Bancorp Employee Stock Option Plan, as amended. The plans authorize the issuance of up to 760,095 shares upon exercise of options granted under the plans. Options can be either incentive stock options or non-qualified stock options. As of January 2, 2002, options to acquire 563,175 shares of PremierWest common stock were outstanding.

Options Granted in Last Fiscal Year
	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year	Exercise Price (Dollars per Share)	Expiration Date	5%($)	10%($)
John L. Anhorn	None	-	-	-	-	-
Richard R. Hieb	None	-	-	-	-	-

  The potential realizable value of the options granted is calculated by multiplying the difference between the exercise price of the option and the market value per share of the underlying stock (assuming a 5% or 10%, as the case may be, compounded annual increase of the stock price from the date of grant to the final expiration of the option) by the number of shares underlying the options granted.

	Aggregate Option Exercises Last Fiscal Year and Fiscal Year-End Option Values (1)
			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($) (1)
	Shares Acquired on Exercise (#)	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
John L. Anhorn	-	-	23,625	55,125	-	-
Richard R. Hieb	-	-	18,900	44,100	-	-

  None of the stock options held by Mr. Anhorn or Mr. Hieb are "in-the-money." In general, a stock option is "in-the-money" when the stock's fair market value exceeds the option exercise price. Value of unexercised options equals the estimated fair market value of a share acquirable upon exercise of an option at December 31, 2001, less the exercise price per share, multiplied by the number of shares acquirable upon exercise of the options. The stock options held by Mr. Anhorn and Mr. Hieb are exercisable at the price of $7.86 per share. PremierWest Bancorp common stock is quoted on the OTC Bulletin Board, but it is not actively traded. Solely for purposes of the table and for no other purpose, PremierWest estimated the per share fair market value of the common stock at December 31, 2001 as $5.80 This is an estimate only and does not necessarily reflect actual transactions.

        Executive Officers and Key Personnel

        In addition to Mr. Anhorn and Mr. Hieb, whose information is set forth in the Director's section, the age, business experience, and position of executive officers of PremierWest Bancorp and its subsidiary PremierWest Bank is as follows:

        Ronald T. DeLude, age 64, serves as Senior Vice President & Regional Administrator of PremierWest Bank, and as an executive officer of PremierWest Bank's subsidiaries Premier Finance Company and PremierWest Investment Services. Prior to joining PremierWest in September 2000, Mr. DeLude was Executive Vice President & Chief Operating Officer of West Coast Bank and President & Chief Executive Officer of The Bank of Vancouver, an affiliate of West Coast Bank. Prior to joining West Coast Bank in 1998, Mr. DeLude was Senior Vice President & Regional Manager for Western Bank, now a division of Washington Mutual.

        Robert A. Johnson, age 62, serves as Senior Vice President & Regional Administrator of PremierWest Bank. Mr. Johnson has been engaged in the banking industry for 41 years, which includes 34 years with First Interstate Bank of Oregon and 5 years with Western Bank, which was acquired by and became a division of Washington Mutual Bank in April 1997. Mr. Johnson was a Regional Credit Administrator with Western Bank.

        John Linton, age 61, serves as Senior Vice President/Operations for PremierWest Bank. Mr. Linton joined PremierWest Bank in April 2001. Mr. Linton served as President & Chief Executive Officer of Timberline Community Bank from 1998 until PremierWest Bancorp acquired it in April 2001. Mr. Linton served as Executive Vice President & Chief Lending Officer for Colonial Bank from 1991 until its acquisition by VRB Bancorp in 1998. Mr. Linton has over forty (40) years of experience in the Banking industry.

        Dennis Lair, age 56, serves as vice president & program manager of PremierWest Investment Services, Inc. Prior to joining PremierWest in 2001, Mr. Lair was an independent financial advisor. Mr. Lair has over sixteen (16) years of experience in the Financial Services industry.

        Bruce R. McKee, age 51, serves as Senior Vice President & Chief Accounting Officer of PremierWest Bancorp and PremierWest Bank. He is a certified public accountant licensed both in Oregon and California. Before joining PremierWest in December 1998, he served six years as Chief Financial Officer and Director of Finance for a healthcare company located on the West Coast. Mr. McKee's experience also includes eleven years with Grant Thornton International, an international accounting and consulting firm providing consulting and audit services to over 150 financial institutions, including community banks, savings banks, and mortgage banking firms.

        Tom Anderson, age 51, serves as Senior Vice President & Chief Financial Officer for PremierWest Bancorp and its subsidiary PremierWest Bank. Mr. Anderson previously served as a Director of VRB Bancorp and its subsidiary Valley of the Rogue Bank until its acquisition by Umpqua Holdings Co. in December 2000. Mr. Anderson served as VRB Bancorp's Executive Vice President & Chief Operating Officer and Corporate Secretary, and Valley of the Rogue Bank's Executive Vice President & Chief Operating Officer until June of 1999. Prior to joining Valley of the Rogue Bank in 1977 Mr. Anderson was employed by Bank of America. He has in excess of twenty-eight (28) years of experience in the Banking industry.

        Owen Atkinson, age 49, serves as Senior Vice President - Director of Information Services for PremierWest Bank. Mr. Atkinson joined PremierWest Bank in September 2001. He served as Vice President - Director of Information Services for Umpqua Bank from December 2000 through September 2001. He also served as Vice President - Director of Information Services for Valley of the Rogue Bank from September 1997 until its merger with Umpqua Holdings Company in December 2000. Mr. Atkinson has over twenty-four (24) years of experience in the Information Services area, seventeen (17) of those in a management capacity with financial services organizations.

        Jim Earley, age 47, serves as Senior Vice President & Credit Administrator for PremierWest Bank. Mr. Earley previously held various positions with US Bank from 1993 until 2001. He served as a Credit Examiner with the Farm Credit Administration from 1986 to 1990 and a Senior Credit Examiner with Wells Fargo Bank from 1990 to 1993. Mr. Earley graduated from Oregon State University.

        Tammy D. Glass, age 41, serves as Senior Vice President of Human Resources and Marketing for PremierWest Bank. Ms. Glass has been with PremierWest Bank and its predecessor, Bank of Southern Oregon since its formation in 1990. Ms. Glass has over twenty (20) years of experience in banking.

TRANSACTIONS WITH DIRECTORS AND OFFICERS

        PremierWest Bank has deposit and lending relationships with its directors and officers, as well as with their affiliates. All loans to directors, officers and their affiliates were made in the ordinary course of business, on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and did not involve more than the normal credit risk or present other unfavorable features. All of the loans are current and all required payments thereon have been made. As of December 31, 2001, the aggregate outstanding amount of all loans to officers and directors was approximately $7,885,000, which represented 18.04% of shareholders' equity on that date.

COMPLIANCE WITH SECTION 16 FILING REQUIREMENTS

        Section 16 of the Securities Exchange Act of 1934 requires that all executive officers, directors and persons who beneficially own more than 10 percent of the common stock file an initial report of their beneficial ownership of common stock and to periodically report changes in their ownership. The reports must be made with the Securities and Exchange Commission with a copy sent to us.

        Based solely upon our review of the copies of the Section 16 filings that we received with respect to the fiscal year ended December 31, 2001, we believe that with the exception of one Form 4 filing that was filed late by Director Patterson, all reporting persons made all required Section 16 filings with respect to such fiscal year on a timely basis.

STOCK PERFORMANCE GRAPH

        The graph below compares the yearly percentage change in the cumulative shareholder return on PremierWest Bancorp's common stock during the four fiscal years ended December 31, 2001, with (a) the Total Return Index for The Nasdaq Stock Market (U.S. Companies) as reported by the Center for Research in Securities Prices, and (b) the Total Return Index for Nasdaq Bank Stocks as reported by the Center for Research in Securities Prices. This comparison assumes $100.00 was invested on December 31, 1997, in PremierWest's common stock, and the comparison indices, and assumes the reinvestment of all cash dividends prior to any tax effect, and retention of all stock dividends.

        Prior to June 1999, PremierWest Bancorp common stock was not registered under Section 12 of the Exchange Act. PremierWest is quoted on the Over The Counter Bulletin Board and trading activity is limited. For purposes of computing return information for the periods being compared, the chart is based on price information for trades that were reported to PremierWest prior to June 1999. Price information from June 1999 to December 31, 2001, was obtained by using the OTCBB quote as of that date.

AUDIT COMMITTEE REPORT

        The Audit committee serves a vital function in overseeing the internal controls of the company and the financial reporting process, as well as ensuring that the audits of the company's affairs are being conducted. Each of the members of the committee satisfies the definition of independent director as established by Nasdaq. In carrying out its duties, the audit committee:

  Reviews and discusses with management the scope of internal and external audit activities and the audited financial statements of the company.
  Discusses with the company's independent auditors matters relating to the Statement on Auditing Standards No. 61.
  Receives disclosures from and discusses with the company's independent auditors, the auditor's independence in light of Independence Standards Board Standard No. 1.
  Makes a recommendation to the Board of Directors, based on the Committee's review of the audited financial statements and its discussions with the company's independent auditors, as to whether the audited financial statements should be included in the company's annual report filed with the Securities and Exchange Commission on Form 10-K.

        The audit committee has reviewed and discussed with management the audited financial statements, and has discussed with the company's independent auditors the matters required to be discussed by SAS 61. In addition, the audit committee has received written disclosures and a letter from the company's independent auditor as required by ISB Standard No. 1, and has discussed with the company's independent auditor the auditor's independence.

        Based on the foregoing reviews, discussions, and disclosures, the Audit committee has recommended the inclusion of the audited financial statements in the annual report on Form 10-K for fiscal the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

        Submitted by the Audit Committee Members:

        James L. Patterson (Chairman)
        Thomas Becker
        Dave Emmett
        Brian Pargeter

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        During 2001 the Executive Committee reviewed and set compensation levels for the President & Chief Executive Officer and the Executive Vice President & Chief Operating Officer.

        Our compensation philosophy is to provide competitive base salary to attract and retain executive officers; establish bonus plans to motivate our executive officers to reach financial goals; and offer equity-based incentives in the form of stock options to retain our executive officers and align their interests with shareholders.

        The Committee proposed and the Board set salary levels based upon its evaluation and assessment of senior management's success in implementing a previously agreed strategic plan for PremierWest Bancorp.  The strategic plan included goals for growth in assets and earnings.  The Committee also reviewed salaries of comparable executives in the financial services industry.

        The Committee proposed and the Board approved bonuses to senior management directly related to the successful acquisition and integration of Timberline Bancshares.

        The 1992 Stock Option Plan provides for the issuance of incentive or nonqualified stock options to officers and employees to purchase shares of PremierWest Bancorp common stock.  The proposed 2002 Stock Option Plan will continue to provide the opportunity of equity-based incentive compensation to officers and employees.  The Board makes grants at its discretion and did not make any grants to executive officers in 2001.

        The Committee believes that the Compensation levels for our executive officers fairly represent the level of experience and performance they provide PremierWest Bancorp.

        Submitted by Executive Committee Members:

        John A. Duke   (Chairman)
        Patrick Huycke
        Pete Martini

Proposal 2

APPROVAL OF 2002 STOCK OPTION PLAN

        Shareholders are being asked to approve the 2002 Stock Option Plan (the "Plan"). The following summary of the material features of the Plan is qualified in its entirety by reference to the full text of the Plan. You may obtain a copy of the Plan by contacting Tom Anderson, Senior Vice President & Chief Financial Officer of PremierWest Bancorp, at P.O. Box 40, Medford, Oregon 97501 or by phone at (541) 282-5190.

        In 1992, PremierWest adopted, and its shareholders approved, the Bank of Southern Oregon 1992 Combined Incentive and Non-Qualified Stock Option Plan that provided for the grant of options to employees, directors and other individuals who provide services of value to PremierWest. The 1992 Plan, as amended in 1998 to provide for additional shares, authorized the issuance of up to 760,095 shares, adjusted for previous stock splits and dividends, but in no event may options exceed 10% of the shares issued and outstanding at the time of a grant. PremierWest has granted options for 616,138 shares during the past ten years. There are 153,957 shares available for future grants, but the 1992 Plan expires on April 24, 2002, and no further grants will be made under the 1992 Plan. As of the date of this proxy statement options for 276,809 shares are unexercised under the 1992 Plan. In 2000, with the merger of United Bancorp, PremierWest assumed the obligations of the United Bancorp Stock Option Plan. PremierWest has not made any grants under this plan and will not in the future. Under the United Bancorp Plan, options for 103,326 shares remain unexercised.

        PremierWest's Board of Directors believes it is necessary and appropriate to provide for additional shares for which options may be granted in the future. Further, the 1992 Plan was adopted before the company had become a public company, subject to the reporting requirements of the Securities Exchange Act of 1934, and does not include provisions considered appropriate for plans of public companies.

        PremierWest believes that it is important and beneficial to give employees the opportunity to participate in the ownership of our company. Equity compensation, in addition to regular salaries, enables PremierWest to attract and retain highly qualified employees in an extremely competitive market. Stock options provide employees with incentive to increase productivity and profitability, thereby enhancing shareholder value. By adopting the proposed 2002 Stock Option Plan, we can continue to offer options as part of the total compensation package.

        On March 28, 2002, the Board of Directors approved, and is recommending to its shareholders, the adoption of the 2002 Plan.

        The 2002 Plan provides for the issuance of up to 800,000 shares of common stock upon exercise of incentive stock or nonqualified stock options. In the event any option expires without being exercised, the unexercised shares formerly subject to that option would again become available for options to be granted. The 2002 Plan further provides that no grant may be made when the total options outstanding on the effective date of the plan plus the future grants under the 2002 Plan exceed 10% of the then-outstanding shares.

        The 2002 Plan will become effective immediately following the Annual Meeting, if approved by PremierWest shareholders, and will terminate 10 years thereafter. The Compensation Committee of the Board of Directors consisting of not less than two non-employee directors will administer the 2002 Plan. Each person receiving an option must execute a written agreement which sets forth the terms and conditions of the option. Options are exercisable for a set period of time not to exceed ten years from the date of the grant, and may be subject to a vesting schedule, becoming incrementally exercisable over a period of time.

        Options may be exercised only while the recipient is employed or is serving as a director, or within three months after termination of an employee's service or within twelve months after termination of a director's service unless the person is disabled or dies, in which case all options terminate after one year from the date of the disability or death. Options are not transferable except (i) by will or the laws of descent and distribution, or (ii) with respect to nonqualified stock options, by gift to family members with the consent of the committee.

        Options are designated as either "Incentive Stock Options," as defined in Section 422 of the Internal Revenue Code, or "Nonqualified Stock Options" and are exercisable at a per share price not less than 100% of the fair market value of the common stock on the date of the grant. Incentive stock options granted to any person with a beneficial ownership of 10% or more of the outstanding shares must be exercisable at a per share price not less than 110% of the fair market value of the common stock on the date of the grant and expire no longer than five years after the date of the grant. The 2002 Plan permits, at the discretion of the committee, the option holder to pay the exercise price of any options with cash, a promissory note, or Company stock held by the option holder for at least six months. The 2002 Plan also permits broker-assisted cashless exercises of stock options, at the Committee's discretion.

        Nonqualified stock options do not result in income to the grantee under federal income tax law currently in effect until the option is exercised. At the time of exercise of a nonqualified stock option, the recipient of the option will realize ordinary income, and the company will be entitled to a deduction for tax purposes, in the amount by which the market value of the shares issued on exercise of the option exceeds the exercise price.

        Incentive stock options have no tax consequences for the option recipient or the company upon grant or exercise, except for possible application to the option recipient of the alternative minimum tax under certain circumstances. Upon sale of the shares received from the exercise of incentive stock options, any gain realized is treated as capital gain if two years have elapsed from the date of the grant and one year has elapsed from the date of exercise. If these holding periods are not satisfied, the sale is deemed a disqualifying disposition, and that portion of any gain realized, which is represented by the difference between the exercise price and the fair market value of the shares as of the date of exercise of the option, is treated as ordinary income and the company will be entitled to a corresponding compensation expense deduction for income tax purposes if certain conditions are satisfied.

        The Board of Directors unanimously recommends that shareholders vote in favor of the adoption of the 2002 Stock Option Plan.

Other Business

        The Board knows of no other matters to be brought before the shareholders at the meeting. In the event other matters are presented for a vote at the meeting, the proxy holders will vote shares represented by properly executed proxies at their discretion in accordance with their judgment on such matters.

        At the meeting, management will report on our business and shareholders will have the opportunity to ask questions.

PROXIES AND VOTING AT THE ANNUAL MEETING

        Each copy of this proxy statement sent to shareholders is accompanied by a proxy solicited by the Board of Directors for use at the 2002 annual meeting of shareholders and any adjournments thereof. Only holders of record of PremierWest Bancorp common stock at the close of business on April 2, 2002, are entitled to notice of, and to vote at, the meeting. Shareholders will vote on the election of directors and consider such other matters as may properly come before the meeting. Shares represented by properly executed proxies will be voted at the meeting in accordance with the instructions on the proxy. If no instructions are given, the shares represented thereby will be voted in favor of the persons nominated by the Board to serve as directors and in the discretion of the proxy holders on such other matters that may be considered at the meeting. Employees appointed by management will count ballots and proxies.

        Execution of a proxy will not in any way affect a shareholder's right to attend the meeting and vote. A proxy may be revoked by the shareholder of record prior to its exercise at the meeting by presentation of a proxy bearing a later date or by submitting a written revocation to Richard Hieb, Corporate Secretary, at P.O. Box 40, 503 Airport Road, Medford, Oregon 97501 before the meeting, or by oral request or submission of such an instrument of revocation at the meeting if the shareholder is present. However, a shareholder who attends need not revoke his or her proxy and vote in person unless he or she wishes to do so. Attendance at the meeting will not, of itself, revoke a proxy.

        If your shares are held in street name, you must give voting instructions to the nominee holder. If your shares are held in street name, you must contact the nominee holder of the shares to revoke a proxy or to change your vote. You will not be able to vote or revoke a proxy at the meeting if your shares are held in street name.

        Shareholders are requested to complete, date, and sign the accompanying proxy and return it promptly in the envelope provided even if they are planning to attend the meeting.

        Our authorized capital stock consists of 20,000,000 shares of common stock, no par value, and 1,000,000 shares of preferred stock. As of April 2, 2002, there were approximately 10,964,339 shares of common stock issued and outstanding and entitled to vote at the meeting, held by approximately 975 shareholders of record, and no shares of preferred stock issued and outstanding. As of April 2, 2002 directors, executive officers, and principal shareholders, together with their affiliates, had beneficial ownership of 1,918,610 shares, of which 1,789,335 shares are entitled to vote. These shares represent 17.38% of the total shares outstanding and entitled to vote at the meeting.

        A majority of the outstanding shares of common stock must be represented at the meeting, in person or by proxy, to constitute a quorum for the transaction of business. Shares that are not represented in person or by proxy may not be counted toward a quorum or in favor of any proposition. Shares represented at the meeting, in person or by proxy, will be counted toward a quorum, and thereafter, an abstention from a given matter will not affect the presence of the shares as to determination of a quorum. Other than the election of directors, any action to be taken by the shareholders must receive more shares voted in favor than shares voted against. An abstention from voting on any matter will not be counted as a vote in favor of or against that matter and, will thus have no effect on the vote on that matter. An abstention with respect to the election of directors will have no effect as a vote for or against any nominee, because the directors are elected by a plurality of the votes cast; nominees receiving the most votes will be elected, regardless of the number of votes each nominee receives. Each share is entitled to one vote. Shareholders do not have the right to accumulate votes for directors.

INFORMATION AVAILABLE TO SHAREHOLDERS

        Our annual report is being mailed to shareholders with this proxy statement. Additional copies of the Annual Report may be obtained without charge by writing to Tom Anderson, Investor Relations, PremierWest Bancorp, P.O. Box 40, 503 Airport Road, Medford, Oregon 97501. PremierWest Bank, formerly known as Bank of Southern Oregon, was required to file periodic reports and other information with the FDIC pursuant to the Securities Exchange Act of 1934 and the rules thereunder. The reporting obligations of Bank of Southern Oregon became our obligations with the reorganization of the bank as our subsidiary, in May 8, 2000. Our reports are filed with the SEC.

        Copies of the public portions of reports to the SEC may be inspected and copied at the headquarters of the SEC, 450 Fifth Street, NW, Washington, D.C. 20549. Certain information is available electronically at the SEC's Internet web site at www.sec.gov.

        Copies of the public portions of reports to the FDIC may be inspected and copied at the office of the FDIC, 550 17th St. N.W., Washington, D.C. Certain financial information filed by the bank with the FDIC is available electronically at the FDIC's Internet web site at www.fdic.gov.

INDEPENDENT PUBLIC ACCOUNTANTS

        Symonds Evans & Company, P.C., independent Certified Public Accountants, audited the consolidated financial statements of the Company for the year ended December 31, 19982001. Representatives of Symonds Evans & Company, P.C., are expected to be present at the annual meeting, will be given the opportunity to make a statement, and will be available to respond to any appropriate questions.

Audit Fees

        Symonds Evans & Company, P.C., billed us aggregate fees of approximately $76,442 for professional services rendered for the audit of our annual financial statements, for the reviews of the financial statements and information included in our Forms 10-K and 10-Qs, and for preparation of state and federal income tax returns for the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

        Symonds Evans & Company, P.C., did not perform any financial information system design or implementation work for us during the fiscal year ended December 31, 2001.

All Other Fees

        Symonds Evans & Company, P.C., billed us aggregate fees of $50,311 for all other professional services rendered for the fiscal year ended December 31, 2001.

        Our Audit Committee considered whether, and has determined that, the provision of these other professional services is compatible with maintaining the auditor's independence.

PROPOSALS OF SHAREHOLDERS

        Any shareholder who wishes to submit a proposal for consideration at the next annual meeting must submit the proposal no later than December 15, 2002, to be entitled to have the proposal included in our Proxy Statement for the next Annual Meeting of Shareholders.

PREMIERWEST BANCORP

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS
ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2002
Two New Ways to Vote VOTE BY INTERNET OR TELEPHONE 24 Hours a Day - 7 Days a Week It's Fast and Convenient

INTERNET www.proxyvoting.com/prwt	OR	TELEPHONE 1-888-426-7035	OR	MAIL
Go to the website listed above.		Use any touch-tone telephone.		Mark, sign and date your proxy card.
Have your proxy card ready.		Have your proxy card ready.		Detach your proxy card.
Enter your Control Number located above your name and address.		Enter your Control Number located above your name and address.		Return your proxy card in the postage paid envelope provided.
Follow the simple instructions on the website.		Follow the simple recorded instructions.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you have submitted your proxy by the Internet or telephone there is no need for you to mail back your proxy card.

The Board of Directors recommends a vote FOR the election of all of the nominees and FOR the 2002 Stock Option Plan.

▼DETACH PROXY CARD HERE IF YOU ARE NOT VOTING BY THE INTERNET OR TELEPHONE▼

The undersigned hereby appoints John L. Anhorn and Richard R. Hieb, and each of them, proxies with full power of substitution to vote on behalf of the undersigned all shares of common stock of PremierWest Bancorp at the Annual Meeting to be held on May 23, 2002, and any adjournments or postponements thereof, with all powers the undersigned would possess if personally present, with respect to the following:							PLEASE DETACH HERE You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope

1. Election of Directors	ٱ	FOR all nominees	ٱ	WITHHOLD AUTHORITY for all nominees*	ٱ	EXCEPTIONS*
*Instructions: To withhold authority to vote for any individual nominee mark the "EXCEPTIONS" box and strike a line through that nominee's name below. Nominees: 01 John Anhorn, 02 Richard Hieb, 03 John Duke, 04 Patrick Huycke, 05 Thomas Becker, 06 Don L. Hilton, 07 Dennis Hoffbuhr, 08 Pete Martini, 09 James Patterson, 10 Rickar Watkins, 11 Jeffrey Chamberlain, 12 David Emmett, 13 Brian Pargeter, 14 Norman Fiock, and 15 Richard Karchmer
2. 2002 Stock Option Plan	ٱ	FOR	ٱ	AGAINST	ٱ	ABSTAIN
3. Other Matters. At the discretion of the proxy holder, on such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Board of Directors recommends a vote FOR the election of all of the nominees listed above and a vote FOR the 2002 Stock Option Plan. Either or both of the proxies (or substitutes) present at the meeting may exercise all powers granted hereby. The shares represented by this Proxy will be voted as specified above, but if no specification is made, this Proxy will be voted FOR the election of all nominees and FOR the 2002 Stock Option Plan. Proxies may vote in their discretion as to other matters that may come before the meeting. Please date and sign exactly as name appears herein. Joint owners should each sign. Where applicable, indicate position or representative capacity.

Dated:

Signature

Signature

APPENDIX I

PREMIERWEST BANCORP

STOCK OPTION PLAN

ARTICLE I
PURPOSE OF THE PLAN

          The purpose of this Stock Option Plan (the "Plan") is to advance the interests of PremierWest Bancorp, an Oregon business corporation (the "Company") and its shareholders by enabling the Company to attract and retain the services of people with training, experience and ability and to provide additional incentive to employees and non-employee directors of the Company by awarding them an additional opportunity to participate in the ownership of the Company.

ARTICLE II
DEFINITIONS

          As used herein, the following definitions will apply:

  "Available Shares" means the number of shares of Common Stock available at any time for issuance pursuant to Incentive Stock Options or Nonqualified Stock Options under this Plan as provided in Article III.

  "Award" means any grant of an Incentive Stock Option and any grant of a Nonqualified Stock Option under this Plan.

  "Board of Directors" means the Board of Directors of the Company.

  "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

  "Committee" means the committee of the Company's Board of Directors appointed to administer the Plan.

  "Common Stock" means the Common Stock of the Company.

  "Company" means PremierWest Bancorp, an Oregon business corporation, and, unless the context otherwise requires, any majority owned subsidiary of the Company and any successor or assignee of the Company by merger, consolidation, acquisition of all or substantially all of the assets of the Company or otherwise.

  "Disabled" means a mental or physical impairment which has lasted or which is expected to last for a continuous period of 12 months or more and which renders an Optionee unable, in the Committee's sole discretion, of performing the duties which were assigned to the Optionee during the 12 month period prior to such determination. The Committee's determination of the existence of an individual's disability will be effective when communicated in writing to the Optionee and will be conclusive on all of the parties.

  "Effective Date" means the date on which this Plan is approved by the Board of Directors.

  "Employee" means any person employed by the Company.

  "Exercise Price" means the price per share at which a shares of Common Stock may be purchased upon exercise of an Incentive Stock Option or Nonqualified Stock Option.

  "Fair Market Value" means:

    If the Common Stock is traded on a national securities exchange or on either the Nasdaq National Market or Nasdaq SmallCap Market, the average between the lowest and highest reported sales price per share of Common Stock for such date, or if no transactions occurred on such date, on the last date on which trades occurred;

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  If the Common Stock is not traded on a national securities exchange or on Nasdaq but bid and asked prices are regularly quoted on the OTC Bulletin Board Service, by the National Quotation Bureau or any other comparable service, the weighted average (based upon the reported number of shares traded) between the highest bid and lowest asked prices per share of Common Stock as reported by such service for the five business days (including only days on which a trade occurred) ending on and including such date as of the close of trading or, if such date was not a business day, on the preceding business day; or

  If there is no public trading of the Common Stock within the terms of subparagraphs 1 or 2 of this subsection, the price per share of Common Stock, as reasonably determined by the Committee in its sole discretion.

  "Incentive Stock Option" means an option to purchase shares of Common Stock that the Committee indicates is intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VI of this Plan.

  "Nonqualified Stock Option" means an option to purchase shares of Common Stock that the Committee either indicates is intended to be a nonqualified stock option or indicates is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code and is granted under Article VII of this Plan.

  "Optionee" means any individual who is granted either an Incentive Stock Option or a Nonqualified Stock Option under this Plan.

  "Reserved Shares" means the number of shares of Common Stock reserved for issuance pursuant to all Awards under this Plan as provided in Section 3.1 of Article III.

  "Securities Act" means the Securities Act of 1933, as amended.

  "Significant Shareholder" means any person who owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company. For purposes of this definition a person shall be considered as owning all stock owned, directly or indirectly by or for such person's brothers and sisters, spouse, ancestors and lineal descendants. In addition, stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be considered as being owned proportionately by or for its shareholders, partners or beneficiaries to the extent required by Section 422 of the Internal Revenue Code.

ARTICLE III
STOCK SUBJECT TO THE PLAN

          3.1 Aggregate Number of Reserved Shares. Subject to adjustment in accordance with Section 9.1, the total number of shares of Common Stock reserved for issuance pursuant to all Awards under this Plan is initially established at 800,000 shares.

          3.2 Number of Available Shares. At any point in time, the number of Available Shares shall be the number of Reserved Shares at such time minus:

  the number of shares of Common Stock issued under this Plan upon the exercise of Incentive Stock Options and Nonqualified Stock Options prior to such time; and

  the number of shares covered by Incentive Stock Options and Nonqualified Stock Options that have been granted under this Plan and that have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised at such time.

          As a result of the foregoing, if an Incentive Stock Option or Nonqualified Stock Option expires, terminates or is cancelled for any reason without having been exercised in full, the shares of Common Stock covered by such option that were not purchased through the exercise of such option will be added back to the Available Shares. However, shares of Common Stock used by an Optionee to satisfy Tax Withholding obligations upon the exercise of a Nonqualified Stock Option shall nonetheless, for purposes of this Plan, be considered as having been issued upon the exercise of such option.

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          3.3 Reservation of Shares. Available Shares shall consist of authorized but unissued shares of Common Stock of the Company. The Company will, at all times, reserve for issuance shares of Common Stock equal to the sum of (i) the number of shares covered by Incentive Stock Options and Nonqualified Stock Options that have been granted and which have not yet expired, been terminated or been cancelled to the extent that such options have not been exercised at such time and (ii) the number of Available Shares.

          3.4 Annual Limit on Number of Shares to Any One Person. No person will be eligible to receive Awards under this Plan which, in aggregate, exceed 50,000 shares in any calendar year. In connection with the hiring or commencement of services from such person such limit shall be 50,000 shares during such calendar year.

ARTICLE IV
COMMENCEMENT AND DURATION OF THE PLAN

          4.1 Effective Date of the Plan. This Plan will be effective as of the Effective Date, subject to the provisions of Section 4.2.

          4.2 Shareholder Approval of the Plan. This Plan will be submitted for the approval of the shareholders of the Company within twelve (12) months of the Effective Date. This Plan will be deemed approved by the shareholders if approved by a majority of the votes cast at a duly held meeting of the Company's shareholders at which a quorum is present in person or by proxy. Awards may be made under this Plan prior to such shareholder approval provided that such Awards are conditioned upon such approval and state by their terms that they will be null and void if such shareholder approval is not obtained.

          4.3 Termination of the Plan. This Plan will terminate ten years from the Effective Date. In addition, the Board of Directors will have the right to suspend or terminate this Plan at any time. Any termination of this Plan will not affect the exercisability of any Incentive Stock Options or Nonqualified Stock Options granted under this Plan prior to such termination. Termination of the Plan will not terminate or otherwise affect any Incentive Stock Option Agreement (as defined in Section 6.1), or Nonqualified Stock Option Agreement (as defined in Section 7.1) then in effect.

ARTICLE V
ADMINISTRATION OF THE PLAN

          Subject to the provisions of this Plan and any additional terms or conditions which may, from time to time, be imposed by the Board of Directors, the Committee will administer this Plan and will have the authority, in its sole discretion, to grant Incentive Stock Options and to grant Nonqualified Stock Options in accordance with Articles VI and VII, respectively. The Committee may, from time to time, adopt rules and regulations relating to the administration of this Plan and may, but is not required to, seek the advice of legal, tax, accounting and compensation advisors. Decisions of the Committee with respect to the administration of this Plan, the interpretation or construction of this Plan or the interpretation or construction of any written agreement evidencing an Award will be final and conclusive, subject only to review by the full Board of Directors. The Committee may correct any defect, supply any omission or reconcile any inconsistency in this Plan or in any agreement evidencing an Award in the manner and to the extent it deems appropriate.

          The Board of Directors shall appoint the members of the Committee, which shall consist of at least two directors from the Board of Directors. For purposes of this paragraph, directors who are not "outside directors" as such term is defined in Treasury Regulation § 1.162-27(e)(3) and directors who are not "non-employee directors" as such term is defined in Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Securities Exchange Act of 1934, as amended, ("Rule 16b-3") shall be referred to as "disqualified directors." Disqualified directors may serve on the Committee. However, disqualified directors shall be deemed (notwithstanding any statement to the contrary which may be contained in minutes of a meeting of the Committee) to have abstained from any action requiring under Section 162(m) of the Internal Revenue Code the approval of a committee consisting solely of outside directors or from any action requiring under Rule 16b-3 the approval of a committee consisting solely of non-employee directors. The assent of any such disqualified director shall be ignored for purposes of determining whether or not any such actions were approved by the Committee. If the Committee proposes to take an action by unanimous consent in lieu of a meeting and such action would require under Section 162(m) of the Internal Revenue Code the approval of a committee consisting solely of outside directors or such action would require under Rule 16b-3 the approval of a committee consisting solely of non-employee directors, the disqualified director shall, for purposes of such consent, be deemed to not be a member of the Committee.

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          If no Committee is appointed, the Board of Directors shall act as the Committee and will have all the powers, duties and responsibilities of the Committee as set forth in this Plan. In addition, the Board of Directors may at any time by resolution abolish the Committee and assume the duties and responsibilities of the Committee.

ARTICLE VI
INCENTIVE STOCK OPTION TERMS AND CONDITIONS

          Incentive Stock Options may be granted under this Plan in accordance with the following terms and conditions.

          6.1 Requirement for a Written Incentive Stock Option Agreement. Each Incentive Stock Option will be evidenced by a written option agreement ("Incentive Stock Option Agreement"). The Committee will determine from time to time the form of Incentive Stock Option Agreement to be used. The terms of the Incentive Stock Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 6, the terms and conditions of each Incentive Stock Option do not need to be identical.

          6.2 Who May be Granted an Incentive Stock Option. An Incentive Stock Option may be granted to any Employee who, in the judgment of the Committee, has performed or will perform services of importance to the Company in the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to which Employees Incentive Stock Options are granted under this Plan.

          6.3 Number of Shares Covered by an Incentive Stock Option. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Incentive Stock Option granted under this Plan. The number of shares covered by each Incentive Stock Option shall be specified in the Incentive Stock Option Agreement evidencing such option.

          6.4 Vesting Schedule Under an Incentive Stock Option. The Committee, in its sole discretion, shall determine whether an Incentive Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is only exercisable in accordance with a vesting schedule as determined by the Committee. The vesting terms and conditions, if any, of each Incentive Stock Option as determined by the Committee shall be specified in the Incentive Stock Option Agreement evidencing such option. Notwithstanding the foregoing, to the extent that an Incentive Stock Option (together with other incentive stock options within the meaning of Section 422 of the Internal Revenue Code held by such Optionee with an equal or lower exercise price per share) purports to become exercisable for the first time during any calendar year as to shares of Common Stock with a Fair Market Value (determined at the time of grant) in excess of $100,000, such excess shares shall be considered to be covered by a nonqualified stock option and not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code. Notwithstanding Section 9.2 of this Plan or the terms set forth in the Incentive Stock Option Agreement, any Incentive Stock Option granted under this Plan that was not either approved by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full board of directors of the Company, shall not be exercisable until at least six months after the date of such grant.

          6.5 Exercise Price of an Incentive Stock Option. The Exercise Price under each Incentive Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Incentive Stock Option was granted. However, the Exercise Price under each Incentive Stock Option granted to an Optionee who is a Significant Shareholder will be at least 110% of the Fair Market Value of a share of Common Stock as of the date on which the Incentive Stock Option was granted.

          6.6 Duration of an Incentive Stock Option--Generally. The Committee will determine, in its sole discretion, the term of each Incentive Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. However, the term of each Incentive Stock Option granted to an Optionee who is a Significant Shareholder will not exceed 5 years from the date on which such option was granted. The term of each Incentive Stock Option shall be set forth in the written option agreement evidencing such option. The Optionee shall have no further right to exercise an Incentive Stock Option following the expiration of such term.

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          6.7 The Effect of Termination of the Optionee's Employment on the Term of an Incentive Stock Option. If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company for any reason other than as a result of the death or disability of the Optionee (as provided for in Section 6.8 and 6.9, respectively), the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Incentive Stock Option Agreement, at any time within 3 months following the date the Optionee ceased to be an Employee of the Company except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option. The Incentive Stock Option Agreement may, in the discretion of the Committee, provide that if the Optionee's employment is terminated by the Company for cause, as determined by the Company's President or Board of Directors in their reasonable discretion, the Incentive Stock Option will terminate immediately upon the Company's notice to the Optionee of such termination.

          6.8 The Effect of the Death of an Optionee on the Term of an Incentive Stock Option. If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the death of the Optionee, the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Incentive Stock Option Agreement, at any time within 12 months following the date of the Optionee's death except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option.

          6.9 The Effect of the Disability of an Optionee on the Term of an Incentive Stock Option. If an Optionee, while possessing an Incentive Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company as a result of the Optionee becoming Disabled, the Incentive Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Incentive Stock Option Agreement, at any time within 12 months following the date of the Optionee becoming Disabled except that this provision will not extend the time within which an Incentive Stock Option may be exercised beyond the expiration of the term of such option.

          6.10 Transferability. No Incentive Stock Option may be transferred by the Optionee other than by will or the laws of descent and distribution upon the death of the Optionee.

          6.11 Tax Treatment and Savings Clause. Nothing contained in this Plan, any Incentive Stock Option Agreement, any document provided by the Company to an Optionee or any statement made by or on behalf of the Company shall constitute a representation or warranty of the tax treatment of any option or that such option shall qualify as an incentive stock option under Section 422 of the Internal Revenue Code. Any option that is designated as an Incentive Stock Option but which, either in whole or in part, fails for any reason to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code or which fails to satisfy requirements under this Plan which apply only to Incentive Stock Options shall be treated as an incentive stock option to the fullest extent permitted under Section 422 of the Internal Revenue Code and this Plan and shall otherwise, notwithstanding such designation, be treated as a Nonqualified Stock Option under this Plan.

ARTICLE VII
NONQUALIFIED STOCK OPTION TERMS AND CONDITIONS

          Nonqualified Stock Options may be granted under this Plan in accordance with the following terms and conditions.

          7.1 Requirement for a Written Nonqualified Stock Option Agreement. Each Nonqualified Stock Option will be evidenced by a written option agreement ("Nonqualified Stock Option Agreement"). The Committee will determine from time-to-time the form of Nonqualified Stock Option Agreement to be used under this Plan. The terms of the Nonqualified Stock Option Agreement must be consistent with this Plan and any inconsistencies will be resolved in accordance with the terms and conditions specified in this Plan. Except as otherwise required by this Section 7, the terms and conditions of each Nonqualified Stock Option do not need to be identical.

          7.2 Who may be Granted a Nonqualified Stock Option. A Nonqualified Stock Option may be granted to any Employee and any director of the Company and any other individual who, in the judgment of the Committee, has performed or will perform services of importance to the Company in the management, operation and development of the business of the Company or of one or more of its subsidiaries. The Committee, in its sole discretion, shall determine when and to whom Nonqualified Stock Options are granted under this Plan.

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          7.3 Number of Shares Covered by a Nonqualified Stock Option. The Committee, in its sole discretion, shall determine the number of shares of Common Stock covered by each Nonqualified Stock Option granted under this Plan. The number of shares covered by each Nonqualified Stock Option shall be specified in the Nonqualified Stock Option Agreement evidencing such option.

          7.4 Vesting Schedule Under a Nonqualified Stock Option. The Committee, in its sole discretion, shall determine whether a Nonqualified Stock Option is immediately exercisable as to all of the shares of Common Stock covered by such option or whether it is only exercisable in accordance with a vesting schedule as determined by the Committee, in its sole discretion. The vesting terms and conditions, if any, of each Nonqualified Stock Option as determined by the Committee shall be specified in the Nonqualified Stock Option Agreement evidencing such option. Notwithstanding Section 9.2 of this Plan or the terms set forth in the written option agreement, any Nonqualified Stock Option granted under this Plan that was not either approved by (i) a committee of non-employee directors within the requirements of Rule 16b-3 or (ii) the full board of directors of the Company, shall not be exercisable until at least six months after the date of such grant.

          7.5 Exercise Price of a Nonqualified Stock Option. The Exercise Price under each Nonqualified Stock Option will be at least 100% of the Fair Market Value of a share of Common Stock as of the date on which the Nonqualified Stock Option was granted. However, if it is subsequently determined that the Exercise Price as stated in the Nonqualified Stock Option Agreement is less than 100% of the Fair Market Value of a share of Common Stock as of the date on which an option was granted, such fact will not invalidate a Nonqualified Stock Option.

          7.6 Duration of a Nonqualified Stock Option--Generally. The Committee will determine, in its sole discretion, the term of each Nonqualified Stock Option provided that such term will not exceed 10 years from the date on which such option was granted. The term of each Nonqualified Stock Option shall be set forth in the Nonqualified Stock Option Agreement evidencing such option. The Optionee shall have no further right to exercise a Nonqualified Stock Option following the expiration of such term.

          7.7 The Effect of Termination of the Optionee's Employment or Service as a Director on the Term of a Nonqualified Stock Option. If an Optionee who is an Employee of the Company, while possessing a Nonqualified Stock Option that has not expired or been fully exercised, ceases to be an Employee of the Company for any reason other than as a result of the death or disability of the Optionee (as provided for in Section 7.8 and 7.9, respectively), the Nonqualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Nonqualified Stock Option Agreement, at any time within 3 months following the date the Optionee ceased to be an Employee of the Company except that this provision will not extend the time within which an Nonqualified Stock Option may be exercised beyond the expiration of the term of such option..

          If an Optionee who is not an Employee but is a director of the Company, while possessing a Nonqualified Stock Option that has not expired or been fully exercised, ceases to be a director of the Company for any reason other than as a result of the death or disability of the Optionee (as provided for in Section 7.8 and 7.9, respectively), the Nonqualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Nonqualified Stock Option Agreement, at any time within 12 months following the date the Optionee ceased to be a director of the Company except that this provision will not extend the time within which an Nonqualified Stock Option may be exercised beyond the expiration of the term of such option..

          The Nonqualified Stock Option Agreement may, in the discretion of the Committee, provide that if the Optionee's employment is terminated by the Company for cause, as determined by the Company's President or Board of Directors in their reasonable discretion, the Nonqualified Stock Option will terminate immediately upon the Company's notice to the Optionee of such termination.

          7.8 The Effect of the Death of an Optionee on the Term of a Nonqualified Stock Option. If an Optionee, while possessing a Nonqualified Stock Option that has not expired or been fully exercised, ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee's death, the Nonqualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Nonqualified Stock Option Agreement, at any time within 12 months following the date of the Optionee's death except that this provision will not extend the time within which a Nonqualified Stock Option may be exercised beyond the expiration of the term of such option.

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          7.9 The Effect of the Disability of an Optionee on the Term of a Nonqualified Stock Option. If an Optionee, while possessing a Nonqualified Stock Option that has not expired or been fully exercised, ceases to be an Employee, ceases to serve as a director of the Company or ceases to provide services to the Company as a result of the Optionee becoming Disabled, the Nonqualified Stock Option may be exercised, to the extent not previously exercised and subject to any vesting provisions contained in the Nonqualified Stock Option Agreement, at any time within 12 months following the date of the Optionee becoming Disabled except that this provision will not extend the time within which a Nonqualified Stock Option may be exercised beyond the expiration of the term of such option.

          7.10 Transferability. The Committee may, in the Nonqualified Stock Option Agreement evidencing any Nonqualified Stock Option, provide that such Nonqualified Stock Option be transferred by gift to the Optionee's spouse, children or a trust for the exclusive benefit of any combination of the Optionee, the Optionee's spouse and the Optionee's children provided that any transfer of a Nonqualified Option shall be conditioned upon the Optionee and the transferee of such Nonqualified Stock Option executing and delivering to the Company a form of Transfer/Assumption of Nonqualified Stock Option Agreement as the Company may request. Notwithstanding any transfer of a Nonqualified Stock Option, the Optionee shall remain liable to the Company for any income tax withholding amounts which the Company is required to withhold at the time that the transferred Nonqualified Stock Option is exercised. If the Nonqualified Stock Option Agreement does not expressly provide that such Nonqualified Stock Option is transferable, such Nonqualified Stock Option may not be transferred by the Optionee, other than by will or the laws of descent and distribution upon the death of the Optionee, without the prior written consent of the Committee, which consent may be withheld in the Committee's sole discretion.

ARTICLE VIII
EXERCISE OF OPTIONS TO PURCHASE SHARES

          8.1 Notice of Exercise. An Incentive Stock Option or Nonqualified Stock Option may only be exercised by delivery to the Company of written notice signed by the Optionee or a permitted transferee under Section 7.10 (or, in the case of exercise after death of the Optionee, by the executor, administrator, heir or legatee of the Optionee, as the case may be) directed to the President of the Company (or such other person as the Company may designate) at the principal business office of the Company. The notice will specify (i) the number of shares of Common Stock being purchased, (ii) the method of payment of the Exercise Price, (iii) the method of payment of the income tax withholding if the option is a Nonqualified Stock Option, and (iv), unless a registration under the Securities Act is in effect with respect to the Plan at the time of such exercise, the notice of exercise shall contain such representations as the Company determines to be necessary or appropriate in order for the sale of shares of Common Stock being purchased pursuant to such exercise to qualify for exemptions from registration under the Securities Act or other applicable securities laws.

          8.2 Payment of Exercise Price. No shares of Common Stock will be issued upon the exercise of any Incentive Stock Option or Nonqualified Stock Option unless and until payment or adequate provision for payment of the Exercise Price of such shares has been made in accordance with this subsection. The Committee, in its sole discretion may provide in the Incentive Stock Option Agreement or the Nonqualified Stock Option Agreement for the payment of the Exercise Price in cash, by delivery of a full-recourse promissory note, by the surrender of shares of Common Stock or other securities issued by the Company (provided that such other securities have been held by the Optionee for at least six months prior to the date on which the Option is being exercised) in accordance with Section 8.4, or by any combination of the foregoing. The Committee may, in its sole discretion, permit an Optionee to elect to pay the Exercise Price by authorizing a duly registered and licensed broker-dealer to sell the shares of Common Stock to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the entire Exercise Price.

          8.3 Payment of Tax Withholding Amounts. Unless the Committee, in its sole discretion, determines otherwise, each Optionee must, upon the exercise of any Incentive Stock Option or Nonqualified Stock Option (including a Nonqualified Stock Options transferred by the Optionee pursuant to Section 7.10), either with the delivery of the notice of exercise or upon notification of the amount due, pay to the Company or make adequate provision for the payment of all amounts determined by the Company to be required to satisfy applicable federal, state and local tax withholding requirements ("Tax Withholding"). The Incentive Stock Option or Nonqualified Option Agreement may provide for, or the Committee may allow in its sole discretion, the payment by the Optionee of the Tax Withholding (i) in cash, (ii) by the Company withholding such amount from other amounts payable by the Company to the Optionee, including salary, (iii) by surrender of shares of Common Stock or other securities of the Company in accordance with Section 8.4, (iv) by the application of shares that could be received upon exercise of the Incentive Stock Option or Nonqualified Stock Option in accordance with Section 8.4, or (v) any combination of the foregoing.

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          By receiving and upon exercise of an Incentive Stock Option or a Nonqualified Stock Option, the Optionee shall be deemed to have consented to the Company withholding the amount of any Tax Withholding from any amounts payable by the Company to the Optionee. The Committee may, in its sole discretion, permit an Optionee to elect to pay the Tax Withholding by authorizing a duly registered and licensed broker-dealer to sell the shares to be issued upon such exercise (or, at least, a sufficient portion thereof) and instructing such broker-dealer to immediately remit to the Company a sufficient portion of the proceeds from such sale to pay the Tax Withholding. No shares will be issued upon an exercise of an Incentive Stock Option or a Nonqualified Stock Option unless and until payment or adequate provision for payment of the Tax Withholding has been made. If, either as a result of the exercise of an Incentive Stock Option or a Nonqualified Stock Option or the subsequent disqualifying disposition of shares acquired through such exercise, the Company determines that additional withholding is or becomes required beyond any amount paid or provided for by the Optionee, the Optionee will pay such additional amount to the Company immediately upon demand by the Company. If the Optionee fails to pay the amount demanded, the Company may withhold that amount from other amounts payable by the Company to the Optionee, including salary.

          8.4 Payment of Exercise Price or Withholding with Other Securities. To the extent permitted in Section 8.2 and Section 8.3 above, the Exercise Price and Tax Withholding may be paid by the surrender of shares of Common Stock or other securities of the Company. The notice of exercise shall indicate that payment is being made by the surrender of shares of Common Stock or other securities of the Company. Payment shall be made by either (i) delivering to the Company the certificates or instruments representing such shares of Common Stock or other securities, duly endorsed for transfer, or (ii) delivering to the Company an attestation in such form as the Company may deem to be appropriate with respect to the Optionee's ownership of the shares of Common Stock or other securities of the Company. Shares of Common Stock shall, for purposes of this Section 8 be valued at their Fair Market Value as of the last business day preceding the day the Company receives the Optionee's notice of exercise. Other securities of the Company shall, for purposes of this Section 8, be valued at the publicly reported price, if any, for the last sale on the last business day preceding the day the Company receives the Optionee's notice of exercise, or, if there are no publicly reported prices of such other securities of the Company, at the fair market value of such other securities as determined in good faith by the Board of Directors. To the extent permitted in Section 8.3 above, Tax Withholding may, if the Optionee so notifies the Company at the time of the notice of exercise, be paid by the application of shares which could be received upon exercise of any other stock option issued by the Company. This application of shares shall be accomplished by crediting toward the Optionee's Tax Withholding obligation the difference between the Fair Market Value of a share of Common Stock and the Exercise Price of the stock option specified in the Optionee's notice. Any such application shall be considered an exercise of the other stock option to the extent that shares are so applied.

          8.5 Compliance with Securities Laws. No shares will be issued with respect to the exercise of any Incentive Stock Option or Nonqualified Stock Option unless the exercise and the issuance of the shares will comply with all relevant provisions of law, including, without limitation, the Securities Act, any registration under the Securities Act in effect with respect to the Plan, all applicable state securities laws, the Securities Exchange Act of 1934, as amended, the Internal Revenue Code, the respective rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Common Stock may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance. The Company will not be liable to any Optionee or any other person for failure to issue shares upon the exercise of an option where such failure is due to the inability of the Company to obtain all permits, exemptions or approvals from regulatory authorities which are deemed by the Company's counsel to be necessary. The Board may require any action or agreement by an Optionee as may from time to time be necessary to comply with the federal and state securities laws. The Company will not be obliged to prepare, file or maintain a registration under the Securities Act with respect to the Plan or to take any actions with respect to registration or qualification under any state securities laws.

          8.6 Issuance of Shares. Notwithstanding the good faith compliance by the Optionee with all of the terms and conditions of an Incentive Option Agreement or Nonqualified Option Agreement and with this Article VIII, the Optionee will not become a shareholder and will have no rights as a shareholder with respect to the shares covered by such option until the issuance of shares pursuant to the exercise of such option is recorded on the stock transfer record of the Company. Notwithstanding the foregoing, the Company shall not unreasonably delay the issuance of a stock certificate and shall exercise reasonable efforts to cause such stock certificate to be issued to the Optionee as soon as is practicable after the compliance by the Optionee with all of the terms and conditions of the Incentive Option Agreement or Nonqualified Option Agreement, as the case may be, and with this Article VIII.

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          8.7 Notice of any Disqualifying Disposition and Provision for Tax Withholding. Any Optionee that exercises an Incentive Stock Option and then makes a "disqualifying disposition" (as such term is defined under Section 422 of the Internal Revenue Code) of the shares so purchased, shall immediately notify the Company in writing of such disqualifying disposition and shall pay or make adequate provision for all Tax Withholding as if such Incentive Stock Option was a Nonqualified Stock Option in accordance with Section 8.3.

ARTICLE IX
CHANGES IN CAPITAL STRUCTURE

          9.1 Adjustments of Number of Shares and Exercise Price. If the outstanding shares of Common Stock are hereafter increased, decreased, changed into or exchanged for a different number or kind of shares of Common Stock or for other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, reclassification, stock split-up, combination of shares of Common Stock, or dividend payable in shares of Common Stock or other securities of the Company, the Committee will make such adjustment as it deems appropriate in the number and kind of shares of Common Stock or other securities covered by subsequent Awards. In addition, the Board of Directors will at such time make such adjustment in the number and kind of shares of Common Stock or other securities covered by outstanding Incentive Stock Options and outstanding Nonqualified Stock Options, as well as make an adjustment in the Exercise Price under each option as the Board of Directors deems appropriate. Any determination by the Board of Directors as to what adjustments may be made, and the extent thereof, will be final, binding on all parties and conclusive.

ARTICLE X
UNDERWRITERS LOCK-UP

          Each written agreement evidencing an Award will specify that the Optionee, by accepting the Award agrees that whenever the Company undertakes a firmly underwritten public offering of its securities, the Optionee will, if requested to do so by the managing underwriter in such offering, enter into an agreement not to sell or dispose of any securities of the Company owned or controlled by the Optionee provided that such restriction will not extend beyond 12 months from the effective date of the registration statement filed in connection with such offering.

ARTICLE XI
EMPLOYMENT RIGHTS

          Nothing in this Plan nor in any written agreement evidencing an Award will confer upon any Optionee any right to continued employment with the Company or to limit or affect in any way the right of the Company, in its sole discretion, (a) to terminate the employment of such Optionee at any time, with or without cause, (b) to change the duties of such Optionee, or (c) to increase or decrease the compensation of the Optionee at any time. Unless the written agreement evidencing an Award expressly provides otherwise, vesting under such agreement shall be conditioned upon:

  for Employees of the Company, the continued employment of the Optionee; or

  for directors who are not Employees, the Optionee continuing to serve as a director of the Company.

and nothing in this Plan shall be construed as creating a contractual or implied right or covenant by the Company to continue such employment or service as a director.

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ARTICLE XII
AMENDMENT OF PLAN

          The Board of Directors may, at any time and from time to time, modify or amend this Plan as it deems advisable except that any amendment increasing the number of shares of Common Stock issuable under the Plan, or any amendment that expands the group of persons eligible to receive Awards, shall only become effective if and when such amendment is approved by the shareholders of the Company. Except as provided in Section 9 hereof, no amendment shall be made to the terms or conditions of an outstanding Incentive Stock Option or Nonqualified Stock Option without the written consent of the Optionee.

DATED as of and approved by the Board of Directors of the Company at a meeting held on March 28, 2002.

Approved by the shareholders of the Company on,_________________ 2002 .

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